EX-99.1 exh99-1.htm AMENDED JOINT FILING AGREEMENT. exh99-1.htm
JOINT FILING STATEMENT

I, the undersigned, pursuant to Reg. 13d-1(k) of the Securities Exchange Act of 1934, as amended, hereby express my agreement that the attached Schedule 13D/A-2 (and any amendments thereto) relating to the Common Stock of GOOD GAMING, INC. (Formerly HDS International Corp.) is filed on behalf of each of the undersigned.

Dated: September 15, 2016.

TASSOS RECACHINAS
Tassos Recachinas, individually

Hillwinds Ocean Energy, LLC

By:	TASSOS RECACHINAS
Tassos Recachinas, President